UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	January 20, 2015

RF INDUSTRIES, LTD
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000, San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 20, 2015, RF Industries, Ltd., a Nevada corporation (the “Company”), and Robert Portera, the sole shareholder of Comnet Telecom Supply, Inc., a New York corporation (“Comnet Telecom”), entered into a stock purchase agreement (the “Acquisition Agreement”) under which the Company agreed to purchase 100% of the issued and outstanding shares of Comnet Telecom (the “Acquisition”).

Comnet Telecom is a New Jersey based manufacturer and supplier of telecommunications and data products, including fiber optic cables, cabling technologies, custom patch cord assemblies, data center consoles, and other data center equipment. Comnet Telecom is a New York corporation that was formed in 1993.

The closing under the Acquisition Agreement occurred on January 20, 2015, concurrently with the execution of the Acquisition Agreement. At the closing, the Company paid Mr. Portera $4,150,000 in cash and stock, and agreed to pay him up to an additional $1,360,000 in cash as an earn-out over the next two years if Comnet Telecom meets certain financial milestones in the next two years. The purchase price paid at the closing consisted of $3,090,000 in cash (of which $300,000 will be deposited into a bank escrow account for one year as security for the seller’s indemnification obligations under the Acquisition Agreement), and 252,381 shares of the Company’s unregistered shares common stock, which shares were valued at $1,060,000 based on a per share price of $4.20 (the volume weighted average price of the Company’s common stock during the five trading days before the closing date). Comnet Telecom will be operated as a stand-alone subsidiary for at least the next two years.

In connection with the Acquisition, the Company entered into a two-year employment agreement with Mr. Portera pursuant to which Mr. Portera will be the President of Comnet Telecom. Under the employment agreement, Mr. Portera’s base salary will be $210,000 per year. Mr. Portera will also be entitled to earn an annual bonus of up to 50% of his base salary.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The closing under the Acquisition Agreement occurred on January 20, 2015, but was effective for accounting purposes as of November 1, 2014. A summary of the terms of the Acquisition are set forth in Item 1.01, above, which information is incorporated herein by reference.

At the time of the Acquisition, and other than with respect to the Acquisition Agreement, neither the Company, nor any of the Company’s officers, directors, or affiliates had any material relationship with Comnet Telecom or with Robert Portera.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Report, regarding the issuance of 252,381 shares of the Company’s common stock to the Mr. Portera in connection with the Acquisition is incorporated herein by reference.

The Company issued the foregoing shares pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering of securities.

Item 8.01	Other Events

On January 21, 2015, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated January 20, 2015, between RF Industries, Ltd. and Robert A. Portera.
99.1	Press Release issued by the Company on January 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 21, 2015

	By:	/s/ HOWARD HILL
Howard Hill
President, Chief Executive Officer